                                                                    Exhibit 23.1

                               CONSENT OF KPMG LLP



The Board of Directors of Bradley Real Estate, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-63707, 333-42357, 333-28167, 33-87084, 33-62200, 33-64811 and 333-69131) on
Form S-3 of Bradley Real Estate, Inc., the registration statements (Nos. 333-30587, 33-34884 and 33-65180) on Form S-8 of Bradley Real Estate, Inc., and the registration statements (Nos. 333-36577 and 333-51675) on Form S-3 of Bradley Operating Limited Partnership of our report dated January 22, 1999, except as to Note 14, which is as of February 23, 1999, relating to the consolidated balance sheets of Bradley Real Estate, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 1998 and related schedule, which report appears in the December 31, 1998 Annual Report on Form 10-K of Bradley Real Estate, Inc.

                                                                        KPMG LLP


Chicago, Illinois
March 26, 1999